EX-99.e.1.ii

AMENDMENT NO. 1 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF JUNE 24, 2011

     This Schedule to the Distribution Agreement between Delaware VIP Trust and Delaware Distributors, L.P. originally entered into as of May 20, 2003 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

		Total 12b-l Plan	Portion designated
		Fee Rate (per	as Service Fee
		annum of the	Rate (per annum
		Series’ average	of the Series’
		daily net assets	average daily net
		represented by	assets represented
		shares of the	by shares of the
Series Name	Class Names	Class)	Class)	Effective Date
Delaware VIP Diversified Income Series	Standard Class			May 20, 2003
	Service Class	.30%		May 20, 2003
Delaware VIP Emerging Markets Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP High Yield Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP International Value Equity Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Limited-Term Diversified Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP REIT Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Small Cap Value Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Smid Cap Growth Series	Standard Class			April 19, 2001
(formerly, Delaware VIP Growth Opportunities
Series)
	Service Class	.30%		April 19, 2001
Delaware VIP U.S. Growth Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Value Series	Standard Class			April 19, 2001
	Service Class	.30%		April 19, 2001

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By:	/s/ J. SCOTT COLEMAN
Name:	J. Scott Coleman
Title:	Executive Vice President

DELAWARE VIP TRUST
on behalf of the Series
listed on Schedule I

By:	/s/ PATRICK P. COYNE
Name:	Patrick P. Coyne
Title:	President and Chief Executive Officer